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                                                                      EXHIBIT 11



                 KENT ELECTRONICS CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE



                                                                        Thirteen Weeks Ended
                                               --------------------------------------------------------------------
                                                          July 1,                               July 2,
                                                           1995                                  1994
                                               -----------------------------           ----------------------------
                                                                     Fully                                  Fully
                                                 Primary            Diluted             Primary            Diluted
                                               ----------         ----------           ---------         ----------

Net earnings  . . . . . . . . . . . .         $ 4,679,000        $ 4,679,000          $2,831,000         $2,831,000
                                              ===========        ===========          ==========         ==========

Weighted average number of
  common shares outstanding . . . . .           9,807,900           9,807,900          9,692,900          9,692,900

Excess of shares issuable
  upon exercise of stock
  options over shares
  deemed retired utilizing
  the treasury stock method . . . . .             498,300            597,700             320,500            360,600
                                               ----------         ----------          ----------         ----------
                                               10,306,200         10,405,600          10,013,400         10,053,500
                                               ==========         ==========          ==========         ==========
Earnings per share  . . . . . . . . .                $.45               $.45                $.28               $.28
                                                     ====               ====                ====               ====



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